UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
May 4, 2021
Date of report (Date of earliest event reported)
 Bausch Health Companies Inc.
(Exact name of registrant as specified in its charter)

British Columbia	,	Canada	001-14956	98-0448205
(State or other jurisdiction of incorporation)			(Commission file number)	(IRS Employer Identification No.)
2150 St. Elzéar Blvd. West, Laval, Québec, Canada H7L 4A8
(Address of Principal Executive Offices) (Zip Code)
(514) 744-6792
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, No Par Value	BHC	New York Stock Exchange	Toronto Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01.    Other Events.
    Except where the context otherwise requires, all references in this Current Report on Form 8-K (“Form 8-K”) and the related exhibits attached hereto to the “Company”, “we”, “us”, “our” or similar words or phrases are to Bausch Health Companies Inc. and its subsidiaries, taken together.
    On August 6, 2020, we announced that we intend to separate our eye-health business into an independent publicly traded entity (“Bausch + Lomb”) from the remainder of Bausch Health Companies Inc. (the "Separation"). In connection with the planned Separation of its eye-health business into an independent publicly traded entity from the remainder of Bausch Health Companies Inc., the Company has begun managing its operations in a manner consistent with the organizational structure of the two separate entities as proposed by the Separation. As a result, during the first quarter of 2021, the Company’s Chief Executive Officer ("CEO"), who is the Company’s Chief Operating Decision Maker, commenced managing the business differently through changes in its operating and reportable segments, which necessitated a realignment of the Company's historical segment structure. This realignment is consistent with how the Company’s CEO currently: (i) assesses operating performance on a regular basis, (ii) makes resource allocation decisions and (iii) designates responsibilities of his direct reports. Pursuant to these changes, effective in the first quarter of 2021, the Company operates in the following reportable segments: (i) Bausch + Lomb, (ii) Salix, (iii) International Rx, (iv) Ortho Dermatologics and (v) Diversified Products. In addition, as part of this realignment of segment structure, certain products historically included in certain segments are now included in their new respective segments based on the organizational structure of the two separate entities as proposed by the Separation. All segment revenues and profits for the periods presented have been recast to conform to the 2021 reporting segment reporting structure.
    We began to report under our new structure effective with the filing of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the United States Securities and Exchange Commission (“SEC”) and with the Canadian Securities Administration on SEDAR at www.sedar.com on May 4, 2021. This Form 8-K updates and supersedes the information in Items 7 and 15(a)(1) of our Annual Report on Form 10-K for the year ended December 31, 2020 ("2020 Form 10-K") to reflect retrospective application of the new segments and reclassified historical results to conform to the new segment presentation. These adjustments had no impact on the Company’s consolidated operating results, cash flows or equity. Except as specifically provided, the information in this Form 8-K does not reflect any event or development occurring after February 24, 2021, the date we filed the 2020 Form 10-K. For a discussion of events and developments subsequent to the filing of the Form 10-K, please refer to our filings with the SEC and the Canadian Securities Administration on SEDAR since that date. In our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, we adjusted the unaudited consolidated financial statements as of and for the three months ended March 31, 2021 and 2020 to reflect the retrospective application of our new segments. Accordingly, we are filing this Form 8-K so that our annual financial statement information for the three (3) years prior to January 1, 2021 incorporated by reference in any document that we have filed or may file from time to time with the SEC or with the Canadian Securities Administration on SEDAR would reflect our current segment presentation.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
23*	Consent of Independent Registered Public Accounting Firm
99.1*	Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations with Retrospective Segment Changes of the 2020 Form 10-K
99.2*	Item 15.(a)(1) The consolidated financial statements required to be filed in the Annual Report on Form 10-K with Retrospective Segment Changes of the 2020 Form 10-K
101.SCH*	XBRL Taxonomy Extension Schema Document
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document
101.LAB*	XBRL Taxonomy Extension Label Linkbase Document
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document
101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document
104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)
____________________________________
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2021

BAUSCH HEALTH COMPANIES INC.

By:	/s/ Paul S. Herendeen
Paul S. Herendeen
Executive Vice President, Chief Financial Officer